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Exhibit 10.2

         SPX CORPORATION
SUPPLEMENTAL INDIVIDUAL ACCOUNT
RETIREMENT PLAN

As Amended and Restated July 1, 1997
(With Amendments Through January 1, 2000)
(codified to include all amendments as of December 31, 2004)

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	2
1.1	"Account Balance"	2
1.2	"Accrued Benefit"	2
1.3	"Act "	2
1.4	"Actuarial Equivalent"	2
1.5	"Affiliated Company" or "Affiliate"	3
1.6	"Beneficiary"	3
1.7	"Board"	3
1.8	"Code"	3
1.9	"Committee"	3
1.10	"Company"	3
1.11	"Excess Participant"	3
1.12	"Former Accrued Benefit"	3
1.13	"Grandfathered Benefit"	3
1.14	"GSX Transition Benefit"	3
1.15	"Initial Account Balance"	3
1.16	"Interest Accrual Rate"	3
1.17	"Normal Retirement Age"	3
1.18	"Normal Retirement Date"	4
1.19	"Participant"	4
1.20	"Plan"	4
1.21	"Principal Accruals"	4
1.22	"Qualified Plan"	4
1.23	"Qualified Plan Retirement Benefit"	4
1.24	"Qualified Plan Preretirement Death Benefit"	4
1.25	"Supplemental Plan Preretirement Death Benefit"	4
1.26	"Surviving Spouse"	4
1.27	"Top Hat Participant"	4
ARTICLE II	ELIGIBILITY	5
ARTICLE III	SUPPLEMENTAL RETIREMENT BENEFITS	6
3.1	Amount	6
3.2	Form of Benefit	6
3.3	Commencement of Benefit	6
3.4	Approval of Company	6
3.5	Actuarial Equivalent	7
3.6	Source of Benefit Payments	7
ARTICLE IV	SUPPLEMENTAL PRERETIREMENT DEATH BENEFIT	8
4.1	Amount	8
4.2	Form and Commencement of Benefit	8
ARTICLE V	ADMINISTRATION OF THE PLAN	9
5.1	Administration by the Company	9
5.2	General Powers of Administration	9
ARTICLE VI	AMENDMENT OR TERMINATION	10
6.1	Amendment or Termination	10
6.2	Effect of Amendment or Termination	10

i

ARTICLE VII	GENERAL PROVISIONS	11
7.1	Funding	11
7.2	General Conditions	11
7.3	No Guaranty of Benefits	11
7.4	No Enlargement of Employee Rights	11
7.5	Spendthrift Provision	11
7.6	Applicable Law	11
7.7	Small Benefits	11
7.8	Incapacity of Recipient	11
7.9	Corporate Successor	11
7.10	Unclaimed Benefit	12
7.11	Limitations on Liability	12
ARTICLE VIII	CHANGE-OF-CONTROL	13
8.1	Definition of Change-of-Control	13
8.2	Benefit Rights Upon Change-of-Control.	14
8.3	Excess Parachute Payments by the Company.	15
ARTICLE IX	SPECIAL PROVISIONS	18
9.1	Former Participants in the General Signal Colporation Supplemental Retirement Plan	18
9.2	Certain Former General Signal Participants Eligible for Transition Benefits	18

ii

SPX CORPORATION
SUPPLEMENTAL INDIVIDUAL ACCOUNT RETIREMENT PLAN

        The SPX Corporation Supplemental Individual Account Retirement Plan, formerly known as the Excess and Top Hat Benefit Plan No. 3 (the "Plan") was adopted effective January 1, 1984, amended and restated effective December 31, 1988 and is now amended and restated again, effective as of July 1, 1997 to reflect changes that SPX Corporation has made in its Pension Plan No. 3 (now known as the Individual Account Retirement Plan). This document also contains amendments effective January 1, 1999, when certain people formerly covered by the General Signal Corporation Corporate Benefits Plan became covered by the Individual Account Retirement Plan formula. The Plan is established and maintained by SPX Corporation for the purpose of providing benefits in excess of the limitations on benefits imposed by Section 415 of the Internal Revenue Code for certain of its employees who participate in the SPX Corporation Individual Account Retirement Plan.

        Also, only with respect to those Participants hereunder who qualify for inclusion in a "select group of management or highly compensated employees" as defined in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"), this Plan shall provide benefits in excess of the limitations on benefits imposed by Section 401(a)(17) of the Internal Revenue Code. However, people eligible to participate in the SPX Corporation Supplemental Retirement Plan for Top Management shall not receive benefits under that Plan and this Plan, but must choose benefits from one plan or the other.

        The provisions of this Plan, as amended and restated July 1, 1997, are only applicable to Participants who were in the employ of SPX Corporation on or after July 1, 1997. Participants who terminated prior to that date (or the surviving spouses of such Participants) shall be eligible for benefits, if any, under the terms of the Plan then in effect, or as subsequently amended to specifically apply to retirements under prior versions of the Plan.

ARTICLE I
DEFINITIONS

        Whenever used herein the following terms shall have the meanings hereinafter set forth. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

         1.1  "Account Balance" means the value of a Participant's benefit payable under this Plan on or after July 1, 1997, expressed as a lump sum. A Participant's Account Balance at any time shall be the sum of the following:

  (i)
  Initial Account Balance (if any);

  (ii)
  Principal Accruals; and

  (iii)
  Interest Accruals equivalent to those made pursuant to Section 5.3 of the Qualified Plan.

         1.2  "Accrued Benefit" has the following meaning with respect to the methods of determining a benefit under this Plan as may apply to a specific Participant:

  (1)
  Account Balance. An Accrued Benefit based on a Participant's Account Balance means the Participant's Account Balance at any time, and the immediate single life annuity which is the Actuarial Equivalent of the Participant's Account Balance at such time. For any Participant who terminates employment before he attains his Normal Retirement Age, and who elects to leave his Account Balance in the Plan, Accrued Benefit means that Participant's Account Balance at the time of termination of employment plus Interest Accruals to the date of distribution, and the immediate single life annuity which is the Actuarial Equivalent of the Participant's Account Balance at such time.

  (2)
  Grandfathered Benefit. An Accrued Benefit based on a Participant's Grandfathered Benefit, described in Section 1.13.

A Participant's Accrued Benefit shall be payable only in those optional forms of benefit which pertain to the Account Balance or Grandfathered Benefit (whichever is applicable).

         1.3  "Act" means the Employee Retirement Income Security Act of 1974.

         1.4  "Actuarial Equivalent" means a benefit having the same value as the benefit it replaces, as defined in this subsection. Actuarial equivalency shall be determined on the basis of the following assumptions:

  (1)
  For purposes of (i) converting an Account Balance to a single life annuity, or (ii) converting a single life annuity to a lump sum, or (iii) converting a lump sum (other than an Account Balance) to a single life annuity, mortality shall be based upon the mortality table prescribed in Code Section 417(e)(3)(A)(ii)(I), and the assumed interest rate shall be the annual interest rate on 30-Year Treasury securities, as published by the Board of Governors of the Federal Reserve System, for November of the year prior to the Plan Year during which the conversion is made.

  (2)
  For purposes of converting a single life annuity (i) into a joint and 50% survivor annuity, or (ii) into any optional form of benefit, the actuarial factors set forth in Appendix A of the Qualified Plan (as amended, if applicable) shall be applied.

  (3)
  For all other purposes under the Plan, mortality shall be based upon the mortality assumptions set forth in the mortality table commonly described as "UP-1984," as published, and the assumed interest rate shall be 5% per year.

         1.5  "Affiliated Company" or "Affiliate" means any corporation, trade or business entity which is a member of a controlled group of corporations, trades or businesses, or an affiliated service group, of which the Company is also a member, as provided in Code Sections 414(b), (c), (m) or (o).

         1.6  "Beneficiary" means a Participant's Beneficiary under the Qualified Plan, except for Top Hat Participants who also are Participants under the Top Management Supplemental Retirement Plan, whose Beneficiary shall be the person designated under that Plan.

         1.7  "Board" means the Board of Directors of the Company.

         1.8  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

         1.9  "Committee" means the Compensation Committee of the Board of Directors of the Company.

       1.10  "Company" means SPX Corporation, a Delaware corporation, or, to the extent provided in Section 7.9 below, any successor corporation or other entity resulting from a reorganization, merger or consolidation into or with the Company, or a transfer or sale of substantially all of the assets of the Company.

       1.11  "Excess Participant" means a Qualified Plan participant whose benefit is limited by reason of the application of Code Section 415, as in effect on the date that Qualified Plan Retirement Benefits commence.

       1.12  "Former Accrued Benefit" means (1) a Participant's accrued Normal Retirement Benefit as of June30, 1997 under the Qualified Plan payable in the form of a single-life annuity at the Participant's Normal Retirement Age (or, if later, payable on June 30, 1997), based on the terms of this Plan as in effect on June 30, 1997, or (2) the accrued Normal Retirement Benefit as of the date that benefits under a Prior Plan were converted to Account Balances under this Plan.

       1.13  "Grandfathered Benefit" means the alternative benefit formula under the Qualified Plan applicable to Participants who had a combination of age and service of at least 50 with at least 10 years of service under the Qualified Plan on June 30, 1997, which may be elected instead of such a Participants' Account Balance.

       1.14  "GSX Transition Benefit" means the special transition benefit payable with respect to the Qualified Plan account balance of certain Participants who were formerly covered by the General Signal Corporation Benefits Plan as referenced in Section 9.2.

       1.15  "Initial Account Balance" means the Actuarial Equivalent of a Participant's Former Accrued Benefit, expressed as a lump sum on July 1, 1997 with respect to employees who were participants in the Qualified Plan on that date or the date on which a Participant's benefit under any other Prior Plan which is now part of the Qualified Plan was converted to an Actuarial Equivalent Account Balance. A Participant's Initial Account Balance (determined as if the Plan terminated on July 1, 1997 or applicable Prior Plan conversion date) shall be no less than the Actuarial Equivalent of the Participant's Accrued Benefit under this Plan or a Prior Plan determined as if this Plan or a Prior Plan had terminated on the conversion date.

       1.16  "Interest Accrual Rate" means the rate of interest (determined once each Plan Year) at which a Participant's Account Balance is deemed to grow. For any Plan Year, the Interest Accrual Rate shall be the interest rate paid on five-year United States Treasury Notes (Constant Maturities) in effect as of the last business day of November of the immediately preceding Plan Year.

       1.17  "Normal Retirement Age" means the earlier of (a) the date a Participant has attained his Social Security Unreduced Retirement Age, or (b) the date when he has both attained his 65th birthday and completed five years of Vesting Service under the Qualified Plan.

       1.18  "Normal Retirement Date" means the first day of the month coinciding with or next following the date on which a Participant terminates employment with the Company because of his normal retirement under the Qualified Plan on or after attainment of his Normal Retirement Age.

       1.19  "Participant" means an employee of the Company or of an Affiliated Company who is a participant under the Qualified Plan (or any successor or replacement to the Qualified Plan) and to whom or with respect to whom a benefit is payable under this Plan. When used in the Plan, Participants are either "Excess Participants" or "Top Hat Participants." The term "Participant" shall refer only to Top Hat Participants unless otherwise specified. Notwithstanding the foregoing, the term Participant shall not include any participant in the Qualified Plan, whose participation in the Qualified Plan is a result of a plan merger or transfer of assets and liabilities effected on or after January 1, 2001.

       1.20  "Plan" means the SPX Corporation Supplemental Individual Account Retirement Plan.

       1.21  "Principal Accruals" mean the additions made to a Participant's Account equivalent to those which would have been made under the Qualified Plan, absent the limits on Compensation imposed by Code Section 401(a)(17), or any successor section of the Code. Any qualified plan supplemental accruals shall reduce the amount of Principal Accruals under this Plan.

       1.22  "Qualified Plan" means the SPX Corporation Individual Account Retirement Plan (formerly known as Pension Plan No. 3) and each predecessor, successor or replacement to the said Qualified Plan, and any plan which has been merged into the Qualified Plan (a "Prior Plan") where prior plan Accrued Benefits have been converted to an initial Account Balance.

       1.23  "Qualified Plan Retirement Benefit" means the aggregate benefit payable to a Participant pursuant to the Qualified Plan (including any portion to be paid to an alternate payee pursuant to a qualified domestic relations order) by reason of his termination of employment with the Company and all Affiliates for any reason other than death. Where the Qualified Plan provides for an offset to a Participant's benefit under the Qualified Plan to reflect payment to a Participant of additional defined benefit pension payments (within the meaning of Code section 414(j) under other defined benefit pension plans of the Company or an Affiliated Company, the Participant's Qualified Plan Retirement Benefit shall be the total value of all such defined benefit pensions.

       1.24  "Qualified Plan Preretirement Death Benefit" means the aggregate benefit payment to the Surviving Spouse or Beneficiary of a Participant with respect to the Participant's Qualified Plan Retirement Benefit in the event of the death of the Participant at any time prior to commencement of payment of his Qualified Plan Retirement Benefit.

       1.25  "Supplemental Plan Preretirement Death Benefit" means the benefit payable to a Surviving Spouse or Beneficiary pursuant to the Plan by reason of his termination of employment with the Company and all Affiliates for any reason other than death.

       1.26  "Surviving Spouse" means a person who is legally married to a Participant at the date of his death.

       1.27  "Top Hat Participant" means a Participant who qualifies for inclusion in a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA or who is in a group designated as Participants by the Committee, as filed with the records of the Committee.

ARTICLE II
ELIGIBILITY

        A Participant who is eligible to receive a Qualified Plan Retirement Benefit, the amount of which is reduced,

  (1)
  in the case of an Excess Participant by reason of the application of the limitations on benefits imposed by application of Section 415 of the Code or,

  (2)
  in the case of a Top Hat Participant, is reduced by the limitations on benefits imposed by application of Section 401(a)(17) of the Code,

shall be eligible to receive a Supplemental Retirement Benefit. The Supplemental Retirement Benefit shall either be a Supplemental Excess Benefit or a Supplemental Top Hat Benefit. If a Participant dies prior to commencement of payment of his Qualified Plan Retirement Benefit, his Surviving Spouse or Beneficiary shall be eligible to receive a Supplemental Preretirement Death Benefit if the limits described in (1) or (2) above apply to such survivor benefits.

Individuals not initially treated and classified by their employer as common-law employees on the payroll records of their employer, including, but not limited to, leased employees, independent contractors or any other contract employees, shall be excluded from participation irrespective of whether a court, administrative agency or other entity determines that such individuals are common law employees.

ARTICLE III
SUPPLEMENTAL RETIREMENT BENEFITS

        3.1    Amount.

        (a)    The Supplemental Excess Retirement Benefit payable to an eligible Excess Participant shall be an amount equal to the difference between (i) and (ii) below:

  (i)
  the amount of the Qualified Plan Retirement Benefit to which the Participant, Surviving Spouse or Beneficiary would have been entitled if such benefit were computed without giving effect to the limitations on benefits imposed by application of Section 415 of the Code.

          L E S S

  (ii)
  the amount of the Qualified Plan Retirement Benefit actually payable to the Participant, a Surviving Spouse, or a Beneficiary.

The amounts described above shall be computed in the form of an Account Balance commencing on the date payment is made or begins.

        (b)    The Supplemental Top Hat Retirement Benefit shall be a Top Hat Participant's Account Balance under this Plan.

        (c)    Notwithstanding the provisions of 3.1(b) above, a Participant eligible for a Grandfathered Benefit under the Qualified Plan who elects to receive such benefit shall receive a Supplemental Top Hat Retirement Benefit in an amount equal to the difference between (i) and (ii) below:

  (i)
  The amount of the Qualified Plan Retirement Benefit (using the Grandfathered Retirement Benefit formula) to which the Participant would have been entitled if such Benefit were computed without giving effect to the limitations of Section 401(a)(17) and Section 415 of the Code.

          L E S S

  (ii)
  The amount of the Qualified Plan Retirement Benefit actually payable to the Participant.

The amounts described in (c)(i) and (ii) above shall be computed in the form of a straight life annuity payable over the lifetime of the Participant only commencing on his actual Normal Retirement Date or Early Retirement Date under the Qualified Plan.

        3.2    Form of Benefit.    The Supplemental Retirement Benefit (whether an Excess or Top Hat Supplemental Benefit) payable to a Participant shall be paid in the same form under which the Qualified Plan Retirement Benefit is payable to the Participant. The Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan) shall also be applicable to the payment of his Supplemental Retirement Benefit, whether an Excess Benefit or a Top Hat Benefit.

        3.3    Commencement of Benefit.    Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Participant commences. Any election under the Qualified Plan made by the Participant with respect to the commencement of payment of his Qualified Plan Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

        3.4    Approval of Company.    Notwithstanding the provisions of Sections 3.2 and 3.3 above, an election made by the Participant under the Qualified Plan with respect to the form of payment or date for commencement of payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan), shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is filed in writing with the Compensation Committee with respect to his Supplemental Retirement Benefit. If the Compensation Committee does not object to such election within 15 days, then the form of payment or date for commencement of payment of the Participant's Supplemental Retirement Benefit shall be deemed to have been accepted by the Compensation Committee. The requirements of this Section 3.4 shall not apply in the event of a Change-in-Control, as defined in Article VIII.

        3.5    Actuarial Equivalent.    A Supplemental Retirement Benefit which is payable in any form other than the cash payment of an Account Balance (or a straight life annuity over the lifetime of a Grandfathered Participant who has chosen to receive the Grandfathered Benefit in lieu of the Participant's Account Balance), or which commences at any time prior to the Participant's Normal Retirement Date, shall be the Actuarial Equivalent of the Supplemental Retirement Benefit set forth in Section 3. 1.

        3.6    Source of Benefit Payments.    Any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit payable to a Participant, a Surviving Spouse, or a Beneficiary shall be paid by the Company or from the trust created to provide such benefits if the trust has sufficient assets available to make the payments.

ARTICLE IV
SUPPLEMENTAL PRERETIREMENT DEATH BENEFIT

        4.1    Amount.    If a Participant dies prior to commencement of payment of his Qualified Plan Retirement Benefit under circumstances in which a Qualified Plan Preretirement Death Benefit is payable to his Surviving Spouse or a non-spouse Beneficiary, then a Supplemental Preretirement Death Benefit is payable as hereinafter provided. The Supplemental Preretirement Death Benefit payable to a Surviving Spouse or Beneficiary shall be an amount equal to the difference between (a) and (b) below:

  (a)
  The amount of the Qualified Plan Preretirement Death Benefit to which a Surviving Spouse or Beneficiary would have been entitled if such Benefit were computed without giving effect to the limitations on benefits imposed by application of Section 415 of the Code (and in the case of the Surviving Spouse or Beneficiary of a Top Hat Participant, Section 401(a)(17) of the Code);

          L E S S

  (b)
  the Qualified Plan Preretirement Death Benefit actually payable to a Surviving Spouse or Beneficiary.

        4.2    Form and Commencement of Benefit.    The form and commencement of a Supplemental Preretirement Death Benefit payable to a Surviving Spouse or a Beneficiary shall be the same as the form and commencement of the Qualified Plan's Preretirement Death Benefit.

ARTICLE V
ADMINISTRATION OF THE PLAN

        5.1    Administration by the Company.    The Company, acting under the supervision of the Compensation Committee of its Board of Directors, shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

        5.2    General Powers of Administration.    All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

ARTICLE VI
AMENDMENT OR TERMINATION

        6.1    Amendment or Termination.    The Company intends the Plan to be permanent but reserves the right, subject to Article VIII, to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Compensation Committee and shall be effective as of the date of such resolution or as specified therein.

        6.2    Effect of Amendment or Termination.    No amendment or termination of the Plan shall deprive, directly or indirectly, any current of former Participant, Surviving Spouse, or non-spouse Beneficiary of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit the payment of which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant's employment terminated for any reason, including death, on such effective date.

ARTICLE VII
GENERAL PROVISIONS

        7.1    Funding.    The Plan at all times shall be entirely unfunded and the Company shall not be required at any time to segregate any assets of the Company for payment of any benefits hereunder. No Participant, Surviving Spouse Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse, Beneficiary, or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

        7.2    General Conditions.    Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Preretirement Death Benefit shall also be applicable to a Supplemental Retirement Benefit or Supplemental Preretirement Death Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Preretirement Death Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

        7.3    No Guaranty of Benefits.    Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

        7.4    No Enlargement of Employee Rights.    No Participant or Surviving Spouse shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

        7.5    Spendthrift Provision.    No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        7.6    Applicable Law.    The Plan shall be construed and administered under the laws of the State of Michigan.

        7.7    Small Benefits.    If the actuarial value of any Supplemental Retirement Benefit or Supplemental Preretirement Death Benefit is less than $25,000 at a Participant's termination of employment or death, the Company will pay the actuarial value of such Benefit to the Participant, Surviving Spouse, or Beneficiary in a single lump sum in lieu of any further benefit payments hereunder.

        7.8    Incapacity of Recipient.    If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

        7.9    Corporate Successor.    The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the reorganization, merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such transfer, sale, reorganization, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan, except as set forth in Article VIII. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 6.2.

        7.10    Unclaimed Benefit.    Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse for the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

        7.11    Limitations on Liability.    Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

ARTICLE VIII
CHANGE-OF-CONTROL

        8.1    Definition of Change-of-Control.    For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

  (a)
  Any "Person" (as defined below), excluding for this purpose SPX Corporation (the Company) or any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity organized, appointed or established for or pursuant to the terms of any such plan which acquires beneficial ownership of common shares of the Company, is or becomes the "Beneficial Owner" (as defined below) of twenty percent (20%) or more of the common shares of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of common shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty percent (20%) or more of the common shares of the Company then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in common shares of the Company shall be deemed a Change of Control; and provided further that if the Board of Directors of the Company determines in good faith that a Person who has become the Beneficial Owner of common shares of the Company representing twenty percent (20%) or more of the common shares of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty percent (20%) or more of the common shares of the Company then outstanding, then no Change of Control shall be deemed to have occurred. For purposes of this paragraph (a), the following terms shall have the meanings set forth below:

  (i)
  "Person" shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

  (ii)
  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (iii)
  A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

  (A)
  which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

  (B)
  which such Person or any of such Person's Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bonafide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than rights under the Company's Rights Agreement dated June 25, 1996 with The Bank of New York, as amended), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (C)
      which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (a)(iii)(B)(2), above) or disposing of any securities of the Company.

    Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

  (b)
  During any period of two (2) consecutive years, individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), above, or paragraph (c), below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

  (c)
  Approval by the shareholders of (or if such approval is not required, the consummation of) (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets, (iii) a plan of merger or consolidation of the Company with any other corporation, or (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through (iv) of this paragraph (c) being referred to as a "Business Combination"), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least eighty percent (80%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

A "Change of Control" shall not include any transaction described in paragraph (a) or (c), above, where, in connection with such transaction, a participant and/or any party acting in concert with that participant shall substantially increase their, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal services).

        8.2    Benefit Rights Upon Change-of-Control.

        (a)    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change-of-Control, the Company or any successor shall be prohibited from amending or terminating the Plan in any manner so as to deprive, directly or indirectly, any current or former Participant, Surviving Spouse, or Beneficiary of all or any portion of any Supplemental Retirement Benefit or Supplemental Preretirement Death Benefit the payment of which has commenced prior to the effective date of such amendment or termination, or which would be payable if the Participant's employment terminated for any reason, including death, on such effective date.

        (b)    (i) Each Participant whose employment terminates and who qualifies for Severance Benefits as defined in the Executive Severance Agreements designated by the Compensation Committee of the Board of Directors of the Company, or (ii) in the event that the Plan is terminated following a Change-of-Control, each current or former Participant, Surviving Spouse, or Beneficiary shall be paid immediately a lump sum amount. This amount shall be the Actuarial Equivalent of any Supplemental Retirement Benefit or Supplemental Preretirement Death Benefit the payment of which has commenced prior to the effective date of any such termination, or which would be payable upon any termination pursuant to a Severance Agreement or which would be payable if the Participant's employment terminated on the effective date of any Plan termination.

        (c)    For the purpose of determining a Participant's, Surviving Spouse's, or Beneficiary's right to receive a benefit (but not the amount of any such benefit) under this Article VIII, any Participant who has not yet become eligible for a Qualified Plan Retirement Benefit shall be deemed to have done so upon the Change-of-Control.

        (d)    The benefit rights of any Participant under this Plan shall be determined only after taking into account the effect of any Severance Agreement between the Company and the Participant.

        8.3    Excess Parachute Payments by the Company.

        (a)    Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 8.3 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or if any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

        (b)    Subject to the provisions of paragraph (c) below, all determinations required to be made under this Section 8.3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm which is then serving as the auditors for the Corporation (the "Accounting Firm"), which shall provide detailed supporting calculations both the Corporation and the Participant within fifteen (15) business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is required by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Account Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payments, as determined pursuant to this Section 8.3 shall be paid by the Corporation to the Participant within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the

Participant with a written opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Corporation and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph (c) below, and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant.

        (c)    The Participant shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Participant is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Participant gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

    (i)
    Give the Corporation any information reasonably requested by the Corporation relating to such claim,

    (ii)
    Take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

    (iii)
    Cooperate with the Corporation in good faith in order to effectively contest such claim, and

    (iv)
    Permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provision of this paragraph (c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Participant to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Participant on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d)    If, after the receipt by the Participant of an amount advanced by the Corporation pursuant to paragraph (c) above, the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Corporation's complying with the requirements of said paragraph (c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Corporation pursuant to said paragraph (c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

ARTICLE IX
SPECIAL PROVISIONS

        9.1    Former Participants in the General Signal Corporation Supplemental Retirement Plan.    Certain employees of General Signal Corporation were participants in the General Signal Corporation Supplemental Retirement Plan (the GSX Plan), which terminated on December 31, 1998. Benefits earned under the GSX Plan through December 31, 1998 shall be paid instead under this Plan. The Actuarial Equivalent of the GSX Plan benefit on December 31, 1998 (including any early retirement subsidy for a person eligible for early retirement under the GSX Plan on such date) shall be the initial account balance under this Plan. Thereafter, the Accounts of Participants shall be maintained as are other Accounts under this Plan. Former participants in the GSX Plan will be Participants in this plan from and after January 1, 1999 only if, and for so long as, they meet the requirements for being a Top Hat Participant, as set forth in Section 1.27.

        9.2    Certain Former General Signal Participants Eligible for Transition Benefits.    Participants in this Plan eligible for a Transition Benefit with respect to their Qualified Plan account balance shall also receive such a benefit from this Plan, calculated as if the Account Balance of a Participant under this Plan was part of the Qualified Plan. Persons who are eligible for a Transition Benefit in the Qualified Plan who are not Participants in this Plan shall not receive such a benefit from this Plan.

Benefits shall be paid only if the plan administrator decides in its discretion that the applicant is entitled to them.

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  Exhibit 10.2
TABLE OF CONTENTS
SPX CORPORATION SUPPLEMENTAL INDIVIDUAL ACCOUNT RETIREMENT PLAN
ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY
ARTICLE III SUPPLEMENTAL RETIREMENT BENEFITS
ARTICLE IV SUPPLEMENTAL PRERETIREMENT DEATH BENEFIT
ARTICLE V ADMINISTRATION OF THE PLAN
ARTICLE VI AMENDMENT OR TERMINATION
ARTICLE VII GENERAL PROVISIONS
ARTICLE VIII CHANGE-OF-CONTROL
ARTICLE IX SPECIAL PROVISIONS